            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER.-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

                                 GIVE THE NAME AND
                                  SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT             NUMBER OF:
-------------------------       --------------------
1. Individual                   The individual

2. Two or more                  The actual owner
   individuals (joint           of the account or,
   account)                     if combined funds,
                                the first
                                individual on the
                                account (1)

3. Custodian account of
   a minor (Uniform             The minor (2)
   Gift to Minors Act)

4. Account in the name          The ward, minor,
   of guardian or               or incompetent
   committee for a              person (3)
   designated ward,
   minor, or
   incompetent person

5. a.   The usual               The grantor-trustee (1)
   revocable savings
   trust account
   (grantor is also
   trustee)

   b.   So-called trust         The actual owner (1)
   account that is not
   a legal or valid
   trust under state law

6. Sole proprietorship          The owner (4)
-------------------------       --------------------

                                  GIVE THE NAME AND
                                     EMPLOYER
                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT             NUMBER OF:
-------------------------      --------------------
7.  A valid trust, estate      Legal entity (4)
    or pension trust           (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless the
                               legal entity
                               itself is not
                               designated in the
                               account title).

8.  Corporate                  The corporation

9.  Association, club,         The organization
    religious,
    charitable,
    educational or other
    tax-exempt
    organization

10. Partnership                The partnership (6)

11. A broker or                The broker or nominee
    registered nominee

12. Account with the           The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district or prison)
    that receives
    agricultural program
    payments
-------------------------      --------------------

----------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)     Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

        If you don't have a taxpayer identification number, apply for one immediately. To apply for a social security number, get Form SS-5 from your local Social Security Administration office. To apply for an employer identification number, get Form SS-4. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

      The following is a list of payees
specifically exempted from backup withholding:

(1) An organization exempt from tax under section 501(a), or an IRA or a custodian account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

(2)     The United States or any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5) An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include:

(6)     A corporation.

(7)     A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission

(10)    A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)    A common trust fund operated by a bank under section 584(a).

(13)    A financial institution.

(14)    A middleman known in the investment community as a nominee.

(15)    A trust exempt from tax under section 664 or described in section 4947.

        For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through
(13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If the payments are interest, dividends or patronage dividends, also sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

        PRIVACY ACT NOTICE.-Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers of payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

        (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        (4) CIVIL AND CRIMINAL PENALTY FOR FAILURE TO REPORT DIVIDEND AND INTEREST PAYMENTS.-If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.